Exhibit 77C ? Laudus Institutional Trust

At a special meeting of shareholders of
Laudus Institutional Trust (the ?Trust?)
held on December 14, 2009,
shareholders approved the following proposal:
to elect nine trustees to serve on the Board of Trustees of the Trust.


FOR
(shares)
WITHHELD
(shares)
% FOR
Charles R. Schwab
1,226,409.43
0.00
100.00%
Walter W. Bettinger, II
1,226,409.43
0.00
100.00%
Mariann Byerwalter
1,226,409.43
0.00
100.00%
John F. Cogan
1,226,409.43
0.00
100.00%
William A. Hasler
1,226,409.43
0.00
100.00%
Gerald B. Smith
1,226,409.43
0.00
100.00%
Donald R. Stephens
1,226,409.43
0.00
100.00%
Joseph H. Wender
1,226,409.43
0.00
100.00%
Michael W. Wilsey
1,226,409.43
0.00
100.00%